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                                                                  Exhibit (a)(v)

                              SEASONS SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SHARES
                             OF BENEFICIAL INTEREST

      The undersigned, being Assistant Secretary of Seasons Series Trust (hereinafter referred to as the "Trust"), a trust with transferrable share of the type commonly called a Massachusetts Business Trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 6.1 of the Declaration of Trust, dated October 11, 1995 (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, at a meeting held on May 23, 2000, the following is hereby authorized:

      (1) That as of the date indicated below, the share of beneficial interest of each existing series of Seasons Series Trust (the "Trusts"), namely Multi-Managed Growth Portfolio, Multi-Managed Moderate Growth Portfolio, Multi-Managed Income/Equity Portfolio, Multi-Managed Income Portfolio, Asset
Allocation: Diversified Growth Portfolio, Stock Portfolio, Large Cap Growth Portfolio, Large Cap Composite Portfolio, large Cap Value Portfolio, Mid Cap Growth Portfolio, Mid Cap Value Portfolio, Small Cap Portfolio, International Equity Portfolio, Diversified Fixed Income Portfolio, Cash Management Portfolio and Focus Growth Portfolio (each a "Portfolio" and collectively, the "Portfolios"), $.01 par value, are hereby divided into two classes of shares, which are designated Class A and Class B.

      (2) That as of the date indicated below, the previously issued and existing share of beneficial interest of each existing series of the Trust, namely the Portfolio, $.01 par value, are hereby reclassified as Class A share.

      (3) That except to the extent otherwise provided by the Declaration of Trust, the Class A and Class B share of the Portfolios, and any other series of the Trust's shares of beneficial interest (unless otherwise provided in the Establishment and Designation or other charter document classifying or reclassifying such shares) shall represent an equal and proportionate interest in the assets belonging to that series (subject to the liabilities of that series) and each share of a particular series shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that not withstanding anything in the Declaration of Trust to the contrary:

            (a) the Class A and Class B share may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees may from time to time establish in accordance with the Investment Company Act of 1940 and the Conduct Rules adopted by the National Association of Securities Dealers, Inc.;

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            (b)   the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees to be attributable to a particular class of shares of a particular series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the share of the class; and

            (c) the Class A and Class B shares of the Portfolios may have such different exchange rights as the Board of Trustees shall provide in compliance with the Investment Company Act of 1940.

      The actions contained herein shall be effective as of October 16, 2000.

                                                    By:   /s/ Jeffrey H. Warnock
                                                          ----------------------
                                                          Jeffrey H. Warnock
                                                          Assistant Secretary
                                                          Seasons Series Trust